Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

As of February 21, 2023, our authorized capital stock was 1.77 billion shares. Those shares consisted of 20 million shares of preferred stock and 1.75 billion shares of common stock. Approximately 835 million shares of our common stock were issued and outstanding as of February 15, 2023, and approximately 1.8 million shares of our preferred stock were issued and outstanding as of February 21, 2023. No holder of shares of common stock or preferred stock has any preemptive rights.

Common Stock

Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “D.” Any additional common stock we issue will also be listed on the New York Stock Exchange.

Dividends

Common shareholders may receive dividends when declared by our board of directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders. Under certain circumstances, our indentures or other agreements to which we are a party may also restrict our ability to pay cash dividends.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Voting Rights

Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to cumulative voting rights.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. currently serves as transfer agent, registrar and dividend paying agent for our common stock.

Preferred Stock

Our board of directors can, without approval of shareholders, issue one or more series of preferred stock. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the terms of the applicable series, shares of preferred stock of a given series will rank on a parity in all respects with any outstanding preferred stock we may have and will have priority over our common stock as to dividends and distributions of assets. Therefore, the rights of any preferred stock may limit the rights of the holders of our common stock and preferred stock.

On December 13, 2019, we issued 800,000 shares of 4.65% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, without par value (the Series B Preferred Stock). On December 9, 2021, we issued 1,000,000 shares of 4.35% Series C Fixed-Rate Cumulative Redeemable Perpetual Preferred Stock (the Series C Preferred Stock and, together with the Series B Preferred Stock, the Preferred Stock).

Certain terms of the Preferred Stock are described below and the full terms of the Preferred Stock are set forth in Article IIIB, in the case of the Series B Preferred Stock, and Article IIIC, in the case of the Series C Preferred Stock, of our articles of incorporation.

Ranking

The Preferred Stock ranks senior to all classes or series of our common stock and any other class or series of junior stock, if any, with respect to dividends rights and rights upon any liquidation, winding-up or dissolution.

Liquidation Preference

If we liquidate, dissolve or wind up, holders of shares of Preferred Stock will have the right to receive $1,000 per share, plus accumulated and unpaid dividends, if any (whether or not authorized or declared) up to, but excluding, the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Preferred Stock as to liquidation rights, but subject to the prior payment in full of all of our liabilities and the preferences of any senior stock.

Dividends and Restrictions on Common Dividends

Dividends are payable on the Preferred Stock semi-annually in arrears, in each case when, as and if declared by our board of directors. However, dividends on each series of Preferred Stock accumulate regardless of whether such dividends are declared by the board of directors, permitted under Virginia law or prohibited by any agreement to which we are a party. Dividends on the Preferred Stock are payable only in cash.

As long as shares of the Preferred Stock remain outstanding, unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum has been set apart for the payment of such dividends, we are not permitted to (i) declare and pay dividends on any capital stock ranking, as to dividends, on parity with or junior to the Preferred Stock, such as the common stock, or (ii) redeem, purchase or otherwise acquire any capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the Preferred Stock, such as the common stock, subject, in the case of both clauses (i) and (ii), to certain exceptions as described in the terms of the Series B Preferred Stock and the Series C Preferred Stock, respectively.

Voting Rights

Holders of shares of Preferred Stock generally have no voting rights, except as otherwise required by Virginia law. However, if dividends on any shares of Series B Preferred Stock or Series C Preferred Stock have not been declared and paid in full for three semi-annual full dividend periods, whether or not consecutive, holders of the outstanding shares of Series B Preferred Stock and outstanding shares of Series C Preferred Stock, together with holders of any other series of our preferred stock ranking equally with the Series B Preferred Stock and the Series C Preferred Stock as to payment of dividends and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to our board to serve until all accumulated unpaid dividends have been paid or declared with a sufficient sum set aside for payment.

Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws

General

We are a Virginia corporation subject to the Virginia Stock Corporation Act (the Virginia Act). Provisions of the Virginia Act, in addition to provisions of our articles of incorporation and bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have an anti- takeover effect. This anti-takeover effect may, in some circumstances, reduce the control premium that might otherwise be reflected in the value of our common stock. If you are buying our common stock as part of a short-term investment strategy, this might be especially important to you.

We have summarized the key provisions below. You should read the actual provisions of our articles of incorporation and bylaws and the Virginia Act that relate to your individual investment strategy.

Business Combinations

Our articles of incorporation require that any merger, share exchange or sale of substantially all of our assets be approved by a majority of the votes entitled to be cast on the matter by each voting group entitled to vote on the matter.

Article 14 of the Virginia Act contains several provisions relating to transactions with interested shareholders. Interested shareholders are holders of more than 10% of any class of a corporation’s outstanding voting shares. Transactions between a corporation and an interested shareholder are referred to as affiliated transactions. The Virginia Act requires that material affiliated transactions must be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, dissolution or any reclassification of securities or merger of the corporation with any of its subsidiaries which increases the percentage of voting shares owned by an interested shareholder by more than five percent.

For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares, and majority approval of disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, an affiliated transaction must be approved by either two-thirds of disinterested voting shares or a majority of disinterested directors.

The provisions of the Virginia Act relating to affiliated transactions do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.

The Virginia Act permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

The Virginia Act also contains provisions regulating certain control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

Our bylaws give us the right to redeem the shares purchased by an acquiring person in a control share acquisition. We can do this if the acquiring person fails to deliver a statement to us listing information required by the Virginia Act or if our shareholders vote not to grant voting rights to the acquiring person.

The Virginia Act permits corporations to opt out of the control share acquisition provisions. We have not opted out.

Directors’ Duties

The standards of conduct for directors of Virginia corporations are listed in Section 13.1-690 of the Virginia Act. Directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Board of Directors

Members of our board of directors serve one-year terms and are elected annually. Except when the number of nominees exceeds the number of directors to be elected (a contested election), directors are elected by majority vote. In the case of a contested election, directors are elected by a plurality vote. Directors may be removed from office for cause if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group by which the director was elected.

Shareholder Proposals and Director Nominations

Our shareholders can submit shareholder proposals and nominate candidates for the board of directors if the shareholders follow advance notice procedures described in our bylaws.

To nominate directors, shareholders must submit a written notice to our corporate secretary at least 60 days before a scheduled meeting. The notice must include the name and address of the shareholder and of the nominee, a description of any arrangements between the shareholder and the nominee, information about the nominee and related matters required by the Securities and Exchange Commission, the written consent of the nominee to serve as a director and certain other information as required by our bylaws.

Shareholder proposals must be submitted to our corporate secretary at least 90, but not more than 120, days before the first anniversary of the date of our last annual meeting. The notice must include a description of the proposal, the reasons for presenting the proposal at the annual meeting, the text of any resolutions to be presented, the shareholder’s name and address and number of shares held, any material interest of the shareholder and certain associated persons in the proposal, certain representations by the shareholder and certain other information as required by our bylaws.

Director nominations and shareholder proposals that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors.

Proxy Access

Our bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director candidates to occupy up to two or 20% of our board seats (whichever is greater), provided that such shareholder or group of shareholders satisfies the requirements set forth in the bylaws.

Meetings of Shareholders and Action by Written Consent

Under our bylaws, meetings of the shareholders may be called by the chairman of the board, the vice chairman, the president or a majority of our board of directors. Special meetings of shareholders will also be held whenever called by the Corporate Secretary, upon the written request of shareholders owning continuously for a period of at least one year prior to the date of such request more than 15% of all of our outstanding shares of common stock.

Under the Virginia Act, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. In addition, the Virginia Act provides that the articles of incorporation of a corporation may authorize action by shareholders by less than unanimous written consent provided that the taking of such action is consistent with any requirements that may be set forth in the corporation’s articles of incorporation, bylaws or the Virginia Act provision. In the case of a public corporation, the inclusion of such a provision in the articles of incorporation must be approved by more than two-thirds of any voting group entitled to vote on the amendment.

The Virginia Act further provides that less than unanimous written consents is not available at any public corporation whose articles of incorporation or bylaws allow a special meeting to be called by shareholders (or a group of shareholders) holding 30% or fewer of all votes entitled to be cast. Therefore, before our shareholders may have the right to act by less than unanimous written consent, our board and more than two-thirds of the holders of our common stock would need to approve an amendment to our articles of incorporation to add such a provision and the bylaws would need to be amended to increase the percentage of shareholders required to call a special meeting above 30%. The board currently does not intend to approve either of these actions.

These provisions could have the effect of delaying until the next annual shareholders’ meeting shareholder consideration of actions which are favored by the holders of up to 15% of our outstanding shares of common stock, because such holders would be able to consider such action as shareholders, such as electing new directors or approving a merger, only at a duly called shareholders’ meeting and would not own sufficient shares of our common stock to request the calling of a special meeting.

Amendment of Articles

Generally, our articles of incorporation may only be amended or repealed by a majority of the votes entitled to be cast on the matter by each voting group entitled to vote on the matter.

Indemnification

Under our articles of incorporation, we indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us. We have also entered into agreements relating to the advancement of expenses for certain of our directors and officers in advance of a final disposition of proceedings or the making of any determination of eligibility for indemnification pursuant to our articles of incorporation.

Limitation of Liability

Our articles of incorporation provide that our directors and officers will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors or officers, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors or officers. This provision applies only to claims against directors or officers arising out of their role as directors or officers and not in any other capacity. Directors and officers remain liable for violations of the federal securities laws and we retain the right to pursue legal remedies other than monetary damages, such as an injunction or rescission for breach of the officer’s or director’s duty of care.

Forum Selection

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, and subject to the applicable court having personal jurisdiction over certain parties, the United States District Court for the Eastern District of Virginia, Richmond Division, or, in the event such court lacks jurisdiction or is unavailable to hear the action at issue, the Circuit Court of the City of Richmond, Virginia, will be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action for breach of duty to the Company or the Company’s shareholders by any current or former director, officer or shareholder of the Company, (iii) action asserting a claim arising under the Virginia Act or our articles of incorporation or bylaws or (iv) action asserting a claim governed by the internal affairs doctrine that is not included in clauses (i), (ii) or (iii) above. Our bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to the above provisions in our bylaws.